               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund II,
                       Fidelity Distributors Corporation,
                                       and
             Allmerica Financial Life Insurance and Annuity Company

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as SMA Life Assurance Company), Variable Insurance Products Fund II and Fidelity Distributors Corporation entered into a Participation Agreement on March 1, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of May 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.


ALLMERICA FINANCIAL LIFE INSURANCE
AND ANNUITY COMPANY

By:       /s/ Richard M. Reilly
         ---------------------------

Name:     Richard M. Reilly
         ---------------------------

Title:    President
         ---------------------------

Date:     May 1, 2001
         ---------------------------

VARIABLE INSURANCE PRODUCTS FUND II      FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Robert C. Pozen             By:    /s/ Michael Kellogg
         ----------------------------           -----------------------------

Name:    Robert C. Pozen                 Name:  Michael Kellogg
         ----------------------------           -----------------------------

Title:   Senior Vice President           Title: Executive Vice President
         ----------------------------           -----------------------------

Date:    May 1, 2001                     Date:  May 1, 2001
         ----------------------------           -----------------------------

                             Schedule A

             Separate Accounts and Associated Contracts


NAME OF SEPARATE ACCOUNT
AND DATE ESTABLISHED BY BOARD       CONTRACT NAME AND FORM NUMBERS              REGISTRATION NUMBERS
OF DIRECTORS                        BY SEPARATE ACCOUNT                         OF CONTRACTS
-----------------------------       ------------------------------              ---------------------

VEL                                 Vari-Exceptional Life '87                     33-14672
(Variable Life)                     Policy Form 1018-87                           811-5183
4/2/87
                                    Vari-Exceptional Life '91                     33-90320
                                    Policy Form 1018-91                           811-5183

                                    Vari-Exceptional Life Plus                    33-42687
                                    Policy Forms 1023-91; 1023-93                 811-5183

VEL II                              Vari-Exceptional Life '93                     33-57792
(Variable Life)                     Policy Form 1018-93                           811-7466
1/21/93

VEL III                             Allmerica Estate Optimizer                    333-58385
(Variable Life)                     Policy Form 1030-96                           811-8857
6/13/96

Inheiritage                         Inheiritage                                   33-70948
(Variable Life)                     Policy Form 1026-94                           811-8120
9/15/93

Group VEL                           Group Vari-Exceptional Life                   33-82658
(Variable Life)                     Policy Form 1029-94                           811-8704
11/22/93

VA-K                                Allmerica ExecAnnuityPlus                     33-39702
(Annuity)                           Policy Form A3018-91; A3021-93                811-6293
11/1/90
                                    Allmerica Advantage                           33-39702
                                    Policy Form A3025-96                          811-6293

                                    Allmerica Immediate Advantage (IVA)           333-81861
                                    Policy Form A3029-99                          811-6293

                                    Allmerica Ultimate Advantage                  333-38274
                                    Policy Form A3033-00                          811-6293

                                    Directed AdvisorySolutions (Fund Quest)       333-90543
                                    Policy Form A3030-00                          811-6293

                                    Allmerica Value Generation (Annuity Scout)    333-87099
                                    Policy Form A3030-00                          811-6293


Allmerica Select                    Allmerica Select Resource                     33-47216
(Annuity)                           Policy Form A3020-94GRC                       811-6632
3/5/92
                                    Allmerica Select Resource II                  33-47216
                                    Policy Form A3025-96                          811-6632

                                    Allmerica Select Charter                      333-63093
                                    Policy Form A3027-98                          811-6632

                                    Allmerica Select Reward                       333-78245
                                    Policy Form A3028-99                          811-6632

                                    Allmerica Select Acclaim                      333-92115
                                    Policy Form A3032-00                          811-6632


IMO                                 Allmerica VUL 2001                            333-84879
(Variable Life)                     Policy Form 1033-99                           811-09529
12/10/99
                                    Allmerica Select Life Plus                    333-84879
                                    Policy Form 1033-99                           811-09529


Group VEL                           Executive Choice/COLI                         333-39798
(Variable Life)                     Policy Form 1040-00                           811-08704
10/12/00



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